POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Powers of Attorney executed December 1, 2009, December 10, 2009, and April 7, 2011 by the undersigned.[1]

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Joseph S. DiMartino
Joseph S. DiMartino — September 13, 2012

/s/ Peggy Davis
Peggy Davis — September 13, 2012

/s/ David P. Feldman
David P. Feldman — September 13, 2012

/s/ Ehud Houminer
Ehud Houminer — September 13, 2012

/s/ Lynn Martin
Lynn Martin — September 13, 2012

/s/ Robin Melvin
Robin Melvin — September 13, 2012

/s/ Dr. Martin Peretz
Dr. Martin Peretz — September 13, 2012

/s/ Philip L. Toia
Philip L. Toia — September 13, 2012

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1 Use if needed by the terms of the existing POA.

EXHIBIT A

Advantage Funds, Inc.

Dreyfus 100% U.S. Treasury Money Market Fund

Dreyfus BASIC U.S. Mortgage Securities Fund

Dreyfus Growth and Income Fund, Inc.

Dreyfus Index Funds, Inc.

Dreyfus International Funds, Inc.

Dreyfus Manager Funds I

Dreyfus Manager Funds II

Dreyfus Midcap Index Fund, Inc.

Dreyfus Money Market Instruments, Inc.

Dreyfus New Jersey Municipal Bond Fund, Inc.

Dreyfus Premier Investment Funds, Inc.

Dreyfus Research Growth Fund, Inc.

Dreyfus Stock Index Fund, Inc.

Dreyfus U.S. Treasury Intermediate Term Fund

Dreyfus U.S. Treasury Long Term Fund

Dreyfus Variable Investment Fund